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                                                                    EXHIBIT 10.8

                     EXECUTIVE RETIRING ALLOWANCE AGREEMENT


                  MEMORANDUM OF AGREEMENT entered into at Markham, Ontario on the ____________ day of ______________, 20__.

                            ARTICLE I. INTRODUCTION

                  Section 1.01 This document constitutes the Executive Retiring Allowance Agreement (the "Agreement") between ____________________ (hereinafter referred to as the "Executive") and Extendicare Health Services Inc. (hereinafter referred to as the "Company").

                  Section 1.02 The basic purpose of the Agreement is to provide the Executive with an incentive to remain in the employ of the Company and to make suitable provision for the retirement income of the Executive and other related contingencies above and beyond those that are provided under the Pension Plan.

                            ARTICLE II. DEFINITIONS

                  Section 2.01 "Actuary" means the actuary for the Pension Plan.

                  Section 2.02 "Beneficiary" means, on the date such determination is being made, the Executive's beneficiary as defined under the Pension Plan.

                  Section 2.03 "Benefit Service" means the number of years (with complete months counted as 1/12th of a year) during the period beginning on the Executive's employment with the Company and ending on the Executive's retirement or termination of employment with the Company.

                  Section 2.04 "Company Service" means the number of years (with complete months counted as 1/12th of a year) during the period beginning on the Executive's employment with the Company and ending on the Executive's retirement or termination of employment with the Company.

                  Section 2.05 "Earliest Retirement Date" means the first day of the calendar month coincident with or next following the latest of:

                  - / /    the Executive's attainment of age fifty-five (55);
                           and

                  - / / the Executive's completion of ten (10) years of Company Service,

but in no event shall be later that the Executive's Normal Retirement Date.

                  Section 2.06 "Final average Salary" means twelve (12) times


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                  - / /    the average of the Executive's monthly Salary for the
                           period of thirty-six (36) consecutive months of Company Service during which he received his highest monthly Salary; or,

                  - / / in the event that the Executive has less than thirty-six (36) months of Company Service, the average of the Executive's monthly Salary for his actual months of Company Service.

                  Section 2.07 "Normal Retirement Date" means the first day of the calendar month coincident with or next following the Executive's attainment of age sixty (60).

                  Section 2.08 "Pension Plan" means the Crownx Inc. Pension Plan for Senior Executives in Canada as amended and restated effective January 1, 1987, and including any amendments which are made from time to time to such plan.

                  Section 2.09 "Predecessor Plans" means, collectively, all pension plans or other retirement income arrangements that are or were sponsored by either the Company or a previous employer of the Executive, their corporate Predecessors or successors, or by an entity related to either the Company or a previous employer, but Predecessor Plans shall not include:

                  - / /    the Pension Plan;

                  - / /    this Agreement; or

                  - / / any other Agreement entered into between the Company and the Executive which expressly provides that it is not to be considered as a Predecessor plan for the purposes of this Agreement.

                  Section 2.10 "Predecessor Plan Benefits" means, collectively, the annual amount of retirement income to which the Executive is eligible under the terms of all Predecessor Plans from the date of his retirement, including, without limiting the generality of the foregoing, the amount of pension which could be provided (in the form outlined in section 6.02) by any capital accumulation benefits and by any prior lump sum distributions paid from Predecessor Plans in respect to the Executive.

                  Section 2.11 "Retiring Allowance" means the amount payable to the Executive pursuant to the terms of this Agreement.

                  Section 2.12 "Salary" means the Executive's regular base salary from the Company, excluding all payments received as commission, by way of bonus, perquisite or any other form of cash payment.

                  Section 2.13 "Spouse" means, on the date such determination is being made, the Executive's spouse as defined under the Pension Plan.

                  Section 2.14 "Vesting Factor" means the percentage determined by reference to the following table based on the Executive's Company Service on the date of termination of employment.


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
               COMPLETE YEARS OF COMPANY                     VESTING FACTOR
                SERVICE AT TERMINATION
            Less than six (6) years                                 Nil
            Six (6) years                                           20%
            Seven (7) years                                         40%
            Eight (8) years                                         60%
            Nine (9) years                                          80%
            Ten (10) or more years                                 100%

           ARTICLE III. AMOUNT OF RETIRING ALLOWANCE UPON RETIREMENT

                  Section 3.01 Subject to the terms and conditions of this Agreement, the Company shall pay to the Executive in equal monthly installments a Retiring Allowance upon retirement from active service on or after the Executive's Normal Retirement Date, the annual amount which is calculated as the greater of (a) and (b) where:

                  (a) is the excess, if any, of:

                  - / / two percent (2%) of Final Average Salary for each year of Benefit Service up to thirty-five (35) such years;

                                    over the sum of

                  - / / the amount of pension, if any, actually payable to the Executive from year to year under the terms of the Pension Plan in the normal form provided -thereunder, including, if a lump sum settlement is made from the Pension Plan, the amount of pension foregone on account of the settlement, and

                  - / /    the Executive's Predecessor Plan Benefits, if any.

                  (b) is the excess, if any, of:

                  - / / sixty percent (60%) of Final Average Salary, reduced by two percent (2%) of Final Average Salary for each year (with complete months to count as 1/12th of a year) by which the Executive's retirement from active service precedes his completion of fifteen (15) years of Benefit Service over the sum of

                  - / / the amount of pension, if any, actually payable to the Executive from year to year under the terms of the Pension Plan in the normal form provided thereunder, including, if a lump sum settlement is made from the Pension Plan, the amount of pension foregone on account of the settlement, and

                  - / /    the Executive's Predecessor Plan Benefits, if any.



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Such Retiring Allowance payment shall commence on the first day of the calendar month coincident with or next following the Executive's retirement.

                  Section 3.02 In the event that the Executive's employment with the Company terminates

                  - / / after his Earliest Retirement Date but before his Normal Retirement Date; and

                  - / / the Company consents to the Executive's retirement before Normal Retirement Date,

then the Company shall pay to the Executive in equal monthly installments a Retiring Allowance, the annual amount which is calculated as the greater of (a) and (b) where:

                  (a) is the excess, if any, of:

                  - / / two percent (2%) of Final Average Salary for each year of Benefit Service up to thirty-five (35) such years;

                                    over the sum of

                  - / / the amount of pension, if any, actually payable to the Executive from year to year under the terms of the Pension Plan in the normal form provided thereunder, including, if a lump sum settlement is made from the Pension Plan, the amount of pension foregone on account of the settlement, and

                  - / /    the Executive's Predecessor Plan Benefits, if any.

                  (b) is the excess, if any, of:

                  - / / sixty percent (60%) of Final Average Salary, reduced by two percent (2%) of Final Average Salary for each year (with complete months to count as 1/12th of a year) by which the Executive's retirement from active service precedes his completion of fifteen (15) years of Benefit Service over the sum of

                  - / / the amount of pension, if any, actually payable to the Executive from year to year under the terms of the Pension Plan in the normal form provided thereunder, including, if a lump sum settlement is made from the Pension Plan, the amount of pension foregone on account of the settlement, and

                  - / /    the Executive's Predecessor Plan Benefits, if any.

Such Retiring Allowance payments shall commence on the first day of the calendar month coincident with or next following the Executive's retirement.



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                           ARTICLE IV. DEATH BENEFITS

                  Section 4.01 In the event of the death of the Executive after commencement of a Retirement Allowance, subsequent monthly installments, if any, shall be paid in the manner and upon the terms and conditions relating to the monthly installments determined under the provision of Article 6.

                  Section 4.02 If death of the Executive occurs prior to commencement of Retiring Allowance benefits, there shall be paid to the Executive's Spouse or, if there is no Spouse, the Executive's Beneficiary, a lump sum death benefit equal in amount to the present value of Retiring Allowance benefits, if any, to which the Executive would have been entitled had he retired or terminated employment immediately prior to death. For this purpose, Company consent shall be deemed to have been granted for purposes of
Section 3.02 should it be applicable to the Executive. The present value of the Retiring Allowance shall be -determined by the Actuary and shall not reflect any adjustment for the potential tax costs associated with the settlement of the benefit.

             ARTICLE V. RETIRING ALLOWANCE UPON DISABILITY OR OTHER
                           TERMINATION OF EMPLOYMENT

                  Section 5.01 In the event that the Executive's employment with the Company is terminated by reason of a disability which qualifies the Executive to receive long term disability income benefits under a disability plan sponsored by the Company, the following provision shall apply in determining the Executive's eligibility for, and amount of, Retiring Allowance:

                  - / / For the period while in receipt of long term disability income benefits, the Executive shall, for the purposes of all other Sections of this Agreement, be considered an employee notwithstanding the fact that there may or may not be a formal employment relationship;

                  - / / Unless the Executive returns to, or remains in, employment with the Company upon cessation of long term disability income benefits, the Executive's employment shall be considered to have terminated at that time and the Executive may then become entitled to a Retiring Allowance in accordance with the retirement or other termination of employment provisions of this Agreement, as applicable;

                  - / / In determining the amount of Retiring Allowance to which the Executive is or may be entitled, periods while in receipt of long term disability income benefits shall be included as Company Service and as Benefit Service, and the Executive's Salary for this period shall be deemed to have continued at the rate in effect immediately prior to having become disabled.

                  Section 5.02 In the event that the Executive's employment with Company terminates without giving rise to any benefit entitlement under either
Article 3 (Retirement from active service), Section 4.02 (Death in active service), or Section 5.01 (Disability), then the



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Company shall pay to the Executive in equal monthly installments a Retiring
Allowance commencing at Normal Retirement Date, the annual amount of which is calculated as

                           (a) x (b) x (c) - (d)

where:

                  (a) is the greater of

                  - / / two percent (2%) of Final Average Salary for each year of projected Benefit Service, up to thirty-five
                           (35) such years, that the Executive would have had at Normal Retirement Date had the Executive remained in service with the Company until that time; and

                  - is sixty percent (60%) of Final Average Salary, reduced by two percent (2%) of Final average Salary for each year (with complete months to count as 1/12th of a year), if any, by which the Executive's projected amount of Benefit Service at Normal Retirement Date (determined as if the Executive remained in service with the Company until that time) is less than fifteen (15) years.

                  (b) is the ratio of the Executive's Benefit Service at the date of termination of employment to what the Executive's Benefit Service would be at Normal Retirement Date had the Executive remained in service with the Company until that time.

                  (c) is the Vesting Factor.

                  (d) is the sum of:

                  - / / the amount of pension, if any, actually payable to the Executive from year to year under the terms of the Pension Plan in the normal form provided thereunder, including, if a lump sum settlement is made from the Pension Plan, the amount of pension foregone on account of the settlement, and

                  - / /    the Executive's Predecessor Plan Benefits, if any.

                   ARTICLE VI. PAYMENT OF RETIRING ALLOWANCE

                  Section 6.01 Any Retiring Allowance payable under the terms of this Agreement shall be paid in periodic monthly amounts to the Executive on the first (1st) day of the calendar month.

                  Section 6.02 Once payment of Retiring Allowance benefits has commenced, payment of these benefits shall continue at least for the Executive's lifetime.

                  If the Executive has a Spouse at the time Retiring Allowance payments commence, then, upon the Executive's death, sixty percent (60%) of the Retiring Allowance



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benefit which was previously payable to the Executive shall continue to be paid to such Spouse until her death.

                  If the Executive does not have a Spouse at the time Retiring Allowance payments commence, then, upon the Executive's death, monthly Retiring Allowance payments shall continue to the Executives Beneficiary, if necessary, until a total of ten (10) years of Retiring Allowance benefit have been paid to the Executive and the Beneficiary combined. In this circumstance, a lump sum settlement may be paid upon the Executive's death if such is mutually acceptable to the Beneficiary and the Company.

                  Section 6.03 Notwithstanding the foregoing sections of this
Article 6, Retiring Allowance benefits may be paid in a different manner or frequency that is mutually acceptable to the Executive and the Company. Without limiting the generality of the foregoing, this provision shall accommodate lump sum settlement of Retiring Allowance benefits where both the lump sum nature of the settlement and the amount of the lump sum settlement are mutually agreeable.

        ARTICLE VII. LIMITATION ON AGREEMENT AND PRESERVATION OF RIGHTS

                  Section 7.01 It is understood and agreed by the parties hereto that this Agreement does not constitute a contract of employment and shall not be deemed to restrict in any way the rights of the Company or the Executive with respect to termination of employment. Nothing in this Agreement shall prevent the Company from dismissing the Executive from its employ and active daily service, with or without just cause, provided that the Executive shall have no right hereunder where such termination is for just cause. Except as expressly provided in this Article, nothing in this Agreement shall limit or otherwise affect any rights or remedies of the Executive in the event of the termination of employment by the Company.

                            ARTICLE VIII. NO SEIZURE

                  Section 8.01 The Retiring Allowance payable hereunder by the Company is granted by way of alimentary allowance and shall not be subject to seizure.

                           ARTICLE IX. NO ASSIGNMENT

                  Section 9.01 Neither this Agreement nor any of the rights of the Executive hereunder shall be assigned in whole or in part and shall not be transmitted by will or succession but shall be personal to the Executive. It is a condition of the right of the Executive to receive this Retiring Allowance that the Executive shall not have assigned or purported to assign this right to -receive the Retiring Allowance or any part thereof.

                  ARTICLE X. SUPPORT AND DIVISION OF PROPERTY
                              ON MARRIAGE BREAKDOWN

                  Section 10.01 Notwithstanding Articles 8 and 9, if such is pursuant to a written agreement, decree, order or judgment of a competent tribunal, a benefit payable under this Agreement may:



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                  - / /    be subject to execution, seizure or attachment in
                           satisfaction of an order for support or maintenance;
                           or

                  - / / may be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property.

                      ARTICLE XI. TERMINATION OF AGREEMENT

                  Section 11.01 This Agreement is made subject to the reservation that all obligations of the Company hereunder shall cease and terminate and this Agreement shall become null and void and be cancelled in the event of the occurrence of one or both of the following circumstances:

                  (a) If the Executive's service with the Company is terminated prior to becoming entitled to a Retiring Allowance hereunder of any reason other than death and other than disability in respect of which the Executive receives disability income benefits under a disability plan sponsored by the Company.

                  (b) If any rights of the Executive to a Retiring Allowance hereunder are seized or assigned, except as provided under Article 10.

                             ARTICLE XII. CURRENCY

                  Section 12.01 All payments to be made hereunder shall be payable in lawful money of Canada in cash or by cheque, money order or warrant.

                          ARTICLE XIII. LAWS TO GOVERN

                  Section 13.01 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, Canada.

                          ARTICLE XIV. BINDING EFFECT

                  Section 14.01 Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Executive, the Executive's heirs and representatives, the Company and its successors and assigns.

                    ARTICLE XV. RIGHT TO AMEND OR TERMINATE

                  Section 15.01 The Company expects to continue this Agreement indefinitely but nevertheless reserves the right to amend or discontinue this Agreement, provided that no such action shall adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken.



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                  Section 15.02 Notwithstanding Section 15.01 and Section 6.03,
in the event that the Company discontinues this Agreement then the Company has the right to settle all obligations under this Agreement by way of a lump sum payment.

                  If the Company involves its authority under this Section to make a lump sum settlement, the amount of such settlement shall be determined by the Actuary and shall be determined in a manner which reflects the Executive's (or other recipient's) potential tax costs, the object being to deliver to the Executive (or other recipient) the same after-tax present value of benefit as would have been received had settlement not been made in a lump sum form.

                  Section 15.03 In the event that the Pension Plan is amended so that references contained in this Agreement are no longer applicable, the parties hereto shall amend this Agreement accordingly and no such amendment will be considered to adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken.

                             ARTICLE XVI. FINANCING

                  Section 16.01 The Executive shall not be required to make contributions in respect of the benefits that may be provided by this Agreement.

                  Section 16.02 The Company does not intend to fund Retiring Allowance benefits in advance of their due dates. Nevertheless, the Company reserves the right to establish funding or other security arrangements if it so wishes, and Retiring Allowance benefits, if any, will be paid from such sources as identified by the Company from time to time.

                              ARTICLE XVII. NOTICE

                  Section 17.01 Any notice or other communication required or permitted hereunder shall be in writing and shall be effectively given if sent by registered mail, postage prepaid, addressed

                  (a) if to the Executive, to:

                      -------------------------------
                      -------------------------------
                      -------------------------------
                      -------------------------------


                  (b) if to the Company, to:

                      3000 Steeles Avenue East
                      Suite 700
                      Markham, Ontario
                      L3R 9W2

or to such other address or addresses as may be notified by either party to the other pursuant to the foregoing provisions, and any such notice or communication sent by mail as aforesaid shall



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be deemed to have been given two (2) business days after the date of mailing, except any notice of change of address which shall be effective only upon receipt.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                       EXTENDICARE HEALTH SERVICES INC.


                                       By: _____________________________________

                                       _________________________________________



____________________________________   And _____________________________________
Witness




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